UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/17/2020
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    Covetrus, Inc. (the "Company") held a special meeting of shareholders on Tuesday, November 17, 2020 in a virtual only format (the “Special Meeting”). Set forth below are the final voting results on each matter submitted to a vote of shareholders at the Special Meeting. Each proposal is described in more detail in the Company’s proxy statement for the 2020 Special Meeting (the “2020 Special Meeting Proxy Statement”), dated October 26, 2020.

(b)    The final voting results of the Special Meeting were as follows:

Proposal 1: Approval of the Conversion of the Series A Convertible Preferred Stock into Shares of Common Stock Pursuant to NASDAQ Listing Rule 5635(b) to Provide for the Elimination of the Preferred Dividends

The shareholders approved the conversion of the Series A Convertible Preferred Stock into shares of Common Stock by a vote of 86,073,610 shares for and 77,510 shares against, with 23,840 shares abstaining.

Proposal 2: Approval of Any Adjournment of the Special Meeting, if Necessary or Appropriate, to Permit Solicitation of Additional Proxies in Favor of Proposal 1

The shareholders approved an adjournment of the Special Meeting by a vote of 79,760,608 shares for and 6,385,900 shares against, with 28,452 shares abstaining.

Item 7.01 Regulation FD Disclosure.

On November 18, 2020, the Company converted the remaining shares of 7.50% Series A Convertible Preferred stock, par value $0.01 per share (the "Preferred Stock"), issued to CD&R VFC Holdings, L.P. (the "Investor"), an affiliate of Clayton, Dubilier & Rice, LLC, on May 19, 2020. In connection with such conversion, the Company issued approximately 8.2 million shares of its common stock, par value $0.01 per share (the "Common Stock"), to the Investor.

The conversion of such shares of Preferred Stock will result in a reduction to the Company's dividend payments on the Preferred Stock by approximately $6.8 million on an annualized basis, which, when combined with the conversion of the shares of Preferred Stock on September 9, 2020, results in a reduction to the Company's dividend payments on the Preferred Stock by $18.75 million on an annualized basis.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Date:	November 18, 2020	By:	/s/ Jamey S. Seely
		Name:	Jamey S. Seely
		Title:	General Counsel & Corporate Secretary